EXHIBIT 28

                              PLEDGE AGREEMENT


                                dated as of


                             November 14, 2001




                                   among




                           GSB INVESTMENTS CORP.,




                            JPMORGAN CHASE BANK,
                              as Secured Party




                                    and




                            JPMORGAN CHASE BANK,
                            as Collateral Agent





                             TABLE OF CONTENTS

                           ----------------------

                                                                           PAGE

SECTION 1.  The Security Interests............................................1

SECTION 2.  Definitions.......................................................3

SECTION 3.  Representations and Warranties of Pledgor.........................6

SECTION 4.  Representations, Warranties and Agreements of the Collateral
            Collateral Agent..................................................8

SECTION 5.  Certain Covenants of Pledgor......................................8

SECTION 6.  Administration of the Collateral and Valuation of the
            Securities.......................................................10

SECTION 7.  Income and Voting Rights in Collateral...........................13

SECTION 8.  Remedies upon Events of Default..................................14

SECTION 9.  The Collateral Agent.............................................18

SECTION 10.  Miscellaneous...................................................19

SECTION 11.  Set-off.........................................................20

SECTION 12.  Termination of Pledge Agreement.................................21

SECTION 13.  Assignment......................................................21



Exhibit A         Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
Exhibit B         Form of Certificate for Additional Collateral
Exhibit C         List of Locations



                              PLEDGE AGREEMENT


         THIS AGREEMENT is made as of this 14th day of November, 2001, among GSB INVESTMENTS CORP., a Delaware corporation ("Pledgor"), JPMORGAN CHASE BANK, as collateral agent (the "Collateral Agent") hereunder for the benefit of JPMORGAN CHASE BANK ("Secured Party"), and Secured Party.

         WHEREAS, pursuant to the Stock Purchase Agreement (as amended from time to time, the "Stock Purchase Agreement") dated as of the date hereof between Pledgor and Secured Party, by J.P. Morgan Securities Inc., as its agent, Pledgor has agreed to sell and Secured Party has agreed to purchase, in one or more transactions executed in tranches (each, a "Tranche"), up to the Maximum Number (as defined in the Stock Purchase Agreement) of shares of common stock, par value $1.00 per share, or security entitlements in respect thereof (the "Common Stock"), of Golden State Bancorp Inc., a Delaware corporation (the "Issuer"), subject to the terms and conditions of the Stock Purchase Agreement; and

         WHEREAS, it is a condition to the obligations of Secured Party under the Stock Purchase Agreement that Pledgor, the Collateral Agent and Secured Party enter into this Agreement and that Pledgor grant the pledge provided for herein;

         NOW, THEREFORE, in consideration of their mutual covenants contained herein and to secure the performance by Pledgor of Pledgor's obligations under the Stock Purchase Agreement and the observance and performance of the covenants and agreements contained herein and in the Stock Purchase Agreement, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

         SECTION 1. The Security Interests. In order to secure the full and punctual observance and performance of the covenants and agreements contained herein and in the Stock Purchase Agreement:

         (a) Pledgor hereby assigns, pledges and grants to the Collateral Agent, as agent of and for the benefit of Secured Party, security interests in and to, and a lien upon and right of set-off against, and transfers to the Collateral Agent, as agent of and for the benefit of Secured Party, as and by way of a security interest having priority over all other security interests, with power of sale, in each case effective as of the time of delivery of the Initial Pledged Items as provided in Section 1(b), all of Pledgor's right, title and interest in and to (i) the Pledged Items described in Section 1(b) and 1(c); (ii) all additions to and substitutions for such Pledged Items (including, without limitation, any securities, instruments or other property delivered or pledged pursuant to Section 5(a) or 6(b)) (such additions and substitutions, the "Additions and Substitutions"); (iii) all income, proceeds and collections received or to be received, or derived or to be derived, now or at any time hereafter (whether before or after the commencement of any proceeding under applicable bankruptcy, insolvency or similar law, by or against Pledgor, with respect to Pledgor) from or in connection with the Pledged Items or the Additions and Substitutions (including, without limitation, (A) any shares of capital stock issued by the Issuer in respect of any Common Stock constituting Collateral or any cash, securities or other property distributed in respect of or exchanged for any Common Stock constituting Collateral, or into which any such Common Stock is converted, in connection with any Merger Event, and any security entitlements in respect of any of the foregoing, (B) any obligation of the Collateral Agent to replace any rehypothecated Collateral and (C) any amounts paid or assets delivered to Pledgor by the Collateral Agent in respect of dividends paid or distributions made on shares of Common Stock constituting Collateral that have been rehypothecated); (iv) all securities and other financial assets (each as defined in Section 8-102 of the UCC) and other funds, property or assets from time to time held or credited as Collateral hereunder; and (v) all powers and rights now owned or hereafter acquired under or with respect to the Pledged Items or the Additions and the Substitutions (such Pledged Items, such Additions and Substitutions, proceeds, collections, powers, rights and assets held therein or credited thereto being herein collectively called the "Collateral"). The Collateral Agent shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to the Collateral Agent by this Agreement.

         (b) Immediately upon payment of the Purchase Price with respect to each Tranche on each Payment Date, Pledgor shall deliver to the Collateral Agent in pledge hereunder Eligible Collateral consisting of a number of shares of Common Stock equal to the Base Amount of such Tranche (all such shares delivered by Pledgor pursuant to this Section 1(c), the "Initial Pledged Shares"), in the manner provided in Section 6(c). Simultaneously with, or prior to the delivery of such Initial Pledged Shares to the Collateral Agent, Seller shall deliver to the Collateral Agent (i) an opinion (in form and substance satisfactory to Buyer and its counsel), dated as of such Payment Date, of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for Seller, to the effect set forth in Exhibit A, (ii) a copy of such opinion or opinions under the Securities Act as may be required by the transfer agent for the Common Stock in connection with the de-legending of the certificate or certificates representing the Initial Pledged Shares,
(iii) a document or documents in form and substance reasonably satisfactory to the Collateral Agent (A) evidencing the release of such shares from the security interest granted under the Seller Pledge Agreement and the termination of such security interest and (B) confirming the full force and effect of the Lender Consent (including a certificate of Pledgor as to the satisfaction of all applicable conditions precedent set forth in Section 2 thereof), and (iv) such UCC-3 termination statements, releases and such other documents and agreements as the Collateral Agent may reasonably request to evidence such release and termination.

         (c) In the event that the Issuer at any time issues to Pledgor in respect of any Common Stock constituting Collateral hereunder or comprising financial assets underlying security entitlements constituting Collateral hereunder, any additional or substitute shares of capital stock of any class or any cash, securities or other property distributed in respect of or exchanged for any Collateral, or into which any such Collateral is converted, whether in connection with any Merger Event or otherwise (or any security entitlements in respect of the foregoing), Pledgor shall immediately pledge and deliver to the Collateral Agent in accordance with
Section 6(c) all such shares, cash, securities, other property and security entitlements in respect thereof as additional Collateral hereunder.

         (d) The Security Interests are granted as security only and shall not subject the Collateral Agent and Secured Party to, or transfer or in any way affect or modify, any obligation or liability of Pledgor or the Issuer with respect to any of the Collateral or any transaction in connection therewith.

         (e) The parties hereto expressly agree that all rights, assets and property at any time held or credited as Collateral hereunder shall be treated as financial assets (as defined in Section 8-102 of the UCC).

         SECTION 2. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement. As used herein, the following words and phrases shall have the following meanings:

         "Additions and Substitutions" has the meaning provided in Section
1(a).

         "Authorized Officer" of Pledgor means any officer as to whom Pledgor shall have delivered notice to the Collateral Agent that such officer is authorized to act hereunder on behalf of Pledgor.

         "Collateral" has the meaning provided in Section 1(a).

         "Collateral Agent" means the financial institution identified as such in the preliminary paragraph hereof, or any successor appointed in accordance with Section 9.

         "Collateral Event of Default" means, at any time, the occurrence of either of the following: (A) failure of the Collateral to include, as Eligible Collateral, (1) at least the Maximum Deliverable Number of shares of Common Stock or (2) if Pledgor shall have elected to substitute Government Securities for Share Collateral in accordance with Section 6(i), Government Securities having a value (as determined by the Calculation Agent) equal to 150% of the Market Value at such time of the Maximum Deliverable Number of shares of Common Stock at such time (provided that, in the case of this clause (2), the Calculation Agent shall promptly notify Pledgor of its determination of any such failure and (x) if such notice is received by Pledgor prior to 11:00 a.m., New York City time, on any Business Day, such failure shall not be a Collateral Event of Default if remedied prior to the close of business on such Business Day and (y) if such notice is received by Pledgor on a day that is not a Business Day or after 11:00 a.m., New York City time, on any Business Day, such failure shall not be a Collateral Event of Default if remedied prior to the close of business on the Business Day immediately following such day) or (B) failure at any time of the Security Interests to constitute valid and perfected security interests in all of the Collateral, subject to no prior or equal Lien, and, with respect to any Collateral consisting of securities or security entitlements (each as defined in Section 8-102 of the UCC), as to which Secured Party has Control, or, in each case, assertion of such by Pledgor in writing.

         "Control" means "control" as defined in Section 8-106 and Section 9-106 of the UCC.

         "Default Settlement Date" has the meaning provided in Section
8(a).

         "Dividend Proceeds" has the meaning provided in Section 7(a).

         "Eligible Collateral" means Common Stock or, if Pledgor shall have elected to substitute Government Securities for Share Collateral in accordance with Section 6(i), Government Securities; provided in each case that Pledgor has good and marketable title thereto, free of all Liens (other than the Security Interests) and Transfer Restrictions (other than Existing Transfer Restrictions, but with no legends thereon referring to any Transfer Restrictions) and that the Collateral Agent has a valid, first priority perfected security interest therein, a first lien thereon and Control with respect thereto, and provided further that (i) to the extent the number of shares of Common Stock pledged hereunder exceeds at any time the Maximum Deliverable Number thereof, such excess shares shall not be Eligible Collateral and (ii) to the extent the Government Securities pledged hereunder have a value (as determined by the Calculation Agent) at any time exceeding 150% of the Market Value at such time of the Maximum Deliverable Number of shares of Common Stock at such time, such excess Government Securities shall not be Eligible Collateral at such time.

         "Event of Default" means any condition or event which constitutes an Event of Default as defined in the Stock Purchase Agreement, or which with the giving of notice or the lapse of time or both would, unless cured or waived, become an Event of Default as defined in the Stock Purchase Agreement.

         "Existing Transfer Restrictions" means the Transfer Restrictions on the shares of Common Stock pledged hereunder arising solely from the fact that Seller is an "affiliate", within the meaning of Rule 144 under the Securities Act, of the Issuer.

         "Government Securities" means securities issued by the United States Government.

         "Initial Pledged Shares" has the meaning provided in Section 1(b).

         "Location" means, with respect to any party, the place such party is "located" within the meaning of Section 9-307 of the Uniform Commercial Code as in effect in each jurisdiction that may be deemed applicable to such party.

         "Maximum Deliverable Number" means, on any date, a number of shares of Common Stock equal to sum of the Base Amounts for all Tranches, each of them multiplied successively by each adjustment that shall have been calculated with respect thereto on or prior to such date pursuant to
Article 6 of the Stock Purchase Agreement.

         "Other Liens" has the meaning provided in Section 4(e).

         "Pledged Items" means, as of any date, any and all securities and instruments delivered by Pledgor to be held by the Collateral Agent under this Agreement as Collateral.

         "Security Interests" means the security interests in the Collateral created hereby.

         "Share Collateral" has the meaning provided in Section 6(i).

         "UCC" means the Uniform Commercial Code as in effect in the State of New York.

         SECTION 3. Representations and Warranties of Pledgor. Pledgor hereby represents and warrants to the Collateral Agent and Secured Party that:

         (a) Pledgor (i) acquired and made full payment for all shares of Common Stock pledged hereunder more than two years ago and owns and, at all times after delivery of such Collateral pursuant to Section 1(b) and prior to the release of such Collateral pursuant to the terms of this Agreement, will own such Collateral free and clear of any Liens (other than the Security Interests) or Transfer Restrictions (other than the Existing Transfer Restrictions) and (ii) as of the date of delivery of such Collateral pursuant to Section 1(b) will not be, and until the release of such Collateral pursuant to the terms of this Agreement will not become, a party to or otherwise bound by any agreement, other than this Agreement, that (x) restricts in any manner the rights of any present or future owner of the Collateral with respect thereto or (y) provides any Person other than Pledgor, the Collateral Agent, Secured Party or any securities intermediary through which any Collateral is held (but, in the case of any such securities intermediary, only with respect to Collateral held through
it) with Control with respect to any Collateral.

         (b) Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests, no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of (i) the Collateral or
(ii) any other general intangibles of Pledgor relating to such Collateral will, at the time of delivery of such Collateral pursuant to Section 1(b), be on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a lien, security interest or other encumbrance of any kind on such Collateral or such other general intangibles relating to such Collateral, as the case may be.

         (c) All Collateral consisting of securities and all financial assets underlying Collateral consisting of security entitlements (each as defined in Section 8-102 of the UCC) (other than Collateral consisting of Government Securities) at any time pledged hereunder will, at the time of delivery of such Collateral to the Collateral Agent pursuant to Section 1(b), be issued by an issuer organized under the laws of the United States, any State thereof or the District of Columbia and (i) certificated (and the certificate or certificates in respect of such securities or financial assets are and will be located in the United States) and registered in the name of the Collateral Agent or held through a securities intermediary whose jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States or (ii) uncertificated and either registered in the name of the Collateral Agent or held through a securities intermediary whose jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States; provided that this representation shall not be deemed to be breached if, at any time, any such Collateral is issued by an issuer that is not organized under the laws of the United States, any State thereof or the District of Columbia, and the parties hereto agree to procedures or amendments hereto necessary to enable the Collateral Agent to maintain, for the benefit of Secured Party, a valid and continuously perfected security interest in such Collateral, in respect of which Secured Party will have Control, subject to no prior Lien. The parties hereto agree to negotiate in good faith any such procedures or amendments.

         (d) Upon (i) the delivery of certificates evidencing investment property (as defined in Section 9-102(a)(49) of the UCC) consisting of securities to the Collateral Agent in accordance with Section 6(c)(i) or the registration of any such investment property consisting of uncertificated securities in the name of the Collateral Agent or its nominee in accordance with Section 6(c)(ii), the Collateral Agent will have, for the benefit of Secured Party, a valid and, as long as the Collateral Agent retains possession of such certificates or such uncertificated securities remain so registered, perfected security interest therein, in respect of which the Collateral Agent will have Control, subject to no prior Lien and (ii) the crediting of any securities or other financial assets underlying any such investment property consisting of security entitlements to a securities account of the Collateral Agent in accordance with Section 6(c)(iii), the Collateral Agent will have, for the benefit of Secured Party, a valid and, so long as such Common Stock continues to be credited to the account of the Collateral Agent with the applicable securities intermediary, perfected security interest in a securities entitlement in respect thereof, in respect of which the Collateral Agent will have Control subject to no prior Lien.

         (e) No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution and delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interests.

         (f) Pledgor has not performed and will not perform any acts that might prevent the Collateral Agent from enforcing any of the terms of this Agreement or that might limit the Collateral Agent in any such enforcement.

         (g) All possible Locations of the Pledgor are listed on Exhibit C hereto.

         SECTION 4. Representations, Warranties and Agreements of the Collateral Agent. The Collateral Agent represents and warrants to, and agrees with, Pledgor and Secured Party that:

          (a) The Collateral Agent is a banking corporation, duly formed, validly existing and in good standing under the laws of the State of New York, and has all powers and all material governmental licenses, authorizations, consents and approvals required to enter into, and perform its obligations under, this Agreement.

          (b) The execution, delivery and performance by the Collateral Agent of this Agreement have been duly authorized by all necessary action on the part of the Collateral Agent and do not and will not violate, contravene or constitute a default under any provision of applicable law or regulation or of the certificate of formation or by-laws of the Collateral Agent or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Collateral Agent.

         (c) This Agreement constitutes a valid and binding agreement of the Collateral Agent enforceable against the Collateral Agent in accordance with its terms.

         (d) The Collateral Agent has not and will not enter into any agreement pursuant to which any Person other than Pledgor, the Collateral Agent, Secured Party, or any securities intermediary through which any Collateral is held (but, in the case of any such securities intermediary, only in respect of Collateral held through it) has or will have Control with respect to any Collateral.

         (e) The Collateral Agent hereby agrees that all liens, pledges and other security interests of any kind or nature held by it (other than liens, pledges and security interests arising hereunder) in any of the Collateral securing any obligation to the Collateral Agent (either in such capacity or in any other capacity) (collectively, "Other Liens") shall be subordinate and junior to the liens, pledges and security interests in the Collateral arising hereunder and that the Collateral Agent will take no action to enforce any Other Liens so long as any obligation under the Stock Purchase Agreement or hereunder (whether or not then due) should remain unsatisfied.

         SECTION 5. Certain Covenants of Pledgor. Pledgor agrees that upon delivery of the Initial Pledged Items as provided in Section 1(b) and so long as any of Pledgor's obligations under the Stock Purchase Agreement remain outstanding thereafter:

         (a) Pledgor shall ensure at all times that a Collateral Event of Default shall not occur, and shall pledge additional Collateral in the manner described in Sections 6(b) and 6(c) as necessary to cause such requirement to be met.

         (b) Pledgor shall, at the expense of Pledgor and in such manner and form as Secured Party or the Collateral Agent may require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable in order to (i) create, preserve, perfect, substantiate or validate any security interest granted pursuant hereto, (ii) create or maintain Control with respect to any such security interests in any investment property (as defined in Section 9-102(a)(49) of the UCC) or
(iii) enable the Collateral Agent to exercise and enforce its rights and the rights of Secured Party hereunder with respect to such security interest. To the extent permitted by applicable law, Pledgor hereby authorizes the Collateral Agent to execute and file, in the name of Pledgor or otherwise, UCC financing or continuation statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) that the Collateral Agent in its sole discretion may deem necessary or appropriate to further perfect, or maintain the perfection of, the Security Interests.

         (c) Pledgor shall warrant and defend Pledgor's title to the Collateral, subject to the rights of the Collateral Agent and Secured Party, against the claims and demands of all Persons. The Collateral Agent and Secured Party (or, as they may agree, one of them) may elect, but without an obligation to do so, to discharge any Lien of any third party on any of the Collateral.

         (d) Pledgor agrees (i) that Pledgor shall not change any of (A) Pledgor's name, identity or corporate structure in any manner or (B) Pledgor's Location, unless in any such case (x) Pledgor shall have given the Collateral Agent not less than 30 days' prior notice thereof and (y) such change shall not cause any of the Security Interests to become unperfected, cause Secured Party to cease to have Control in respect of any of the Security Interests in any Collateral consisting of investment property (as defined in Section 9-102(a)(49) of the UCC) or subject any Collateral to any other Lien.

         (e) Pledgor agrees that Pledgor shall not (i) create or permit to exist any Lien (other than the Security Interests) or any Transfer Restriction (other than the Existing Transfer Restrictions) upon or with respect to the Collateral, (ii) sell or otherwise dispose of, or grant any option with respect to, any of the Collateral or (iii) enter into or consent to any agreement pursuant to which any Person other than Pledgor, the Collateral Agent, Secured Party and any securities intermediary through which any of the Collateral is held (but, in the case of any such securities intermediary, only in respect of Collateral held through it) has or will have Control in respect of any Collateral.

         SECTION 6. Administration of the Collateral and Valuation of the Securities. (a) The Collateral Agent shall determine on each Business Day whether a Collateral Event of Default shall have occurred.

         (b) Pledgor may pledge hereunder additional Collateral acceptable to Secured Party at any time. Concurrently with the delivery of any additional Eligible Collateral, Pledgor shall deliver to the Collateral Agent a certificate of an Authorized Officer of Pledgor substantially in the form of Exhibit B hereto and dated the date of such delivery, (i) identifying the additional items of Eligible Collateral being pledged and
(ii) certifying that with respect to such items of additional Eligible Collateral the representations and warranties contained in Section 3(a), 3(b), 3(c) and 3(d) are true and correct with respect to such Eligible Collateral on and as of the date thereof. Pledgor hereby covenants and agrees to take all actions required under Section 6(c) and any other actions necessary to create for the benefit of the Collateral Agent a valid, first priority, perfected security interest in, and a first lien upon, such additional Eligible Collateral, as to which the Collateral Agent will have Control.

         (c) Any delivery of any securities or security entitlements (each as defined in Section 8-102 of the UCC) as Collateral to the Collateral Agent by Pledgor shall be effected (i) in the case of Collateral consisting of certificated securities registered in the name of Pledgor, by delivery of such certificated securities, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank (including any related documentation required by the transfer agent for such securities in connection with effecting or registering transfer), with signatures appropriately guaranteed, all in form and substance satisfactory to the issuer of and the transfer agent for such securities, (ii) in the case of Collateral consisting of uncertificated securities registered in the name of Pledgor, by transmission by Pledgor of an instruction to the issuer of such securities instructing such issuer to register such securities in the name of the Collateral Agent or its nominee, accompanied by any required transfer tax stamps, and the issuer's compliance with such instructions or
(iii) in the case of securities in respect of which security entitlements are held by Pledgor through a securities intermediary, by the crediting of such securities, accompanied by any required transfer tax stamps, to a securities account of the Collateral Agent at such securities intermediary or, at the option of the Collateral Agent, at another securities intermediary satisfactory to the Collateral Agent. Upon delivery of any such Pledged Item under this Agreement, the Collateral Agent shall examine such Pledged Item and any certificates delivered pursuant to Section 6(b) or otherwise pursuant to the terms hereof in connection therewith to determine that they comply as to form with the requirements for Eligible Collateral.

         (d) If on any Business Day the Collateral Agent determines that a Collateral Event of Default shall have occurred, the Collateral Agent shall promptly notify Pledgor of such determination by telephone call to an Authorized Officer of Pledgor followed by a written confirmation of such call.

         (e) If on any Business Day the Collateral Agent determines that no Event of Default or failure by Pledgor to meet any of Pledgor's obligations under Sections 5 or 6 hereof has occurred and is continuing, Pledgor may obtain the release from the Security Interests of any Collateral upon delivery to the Collateral Agent of a written notice from an Authorized Officer of Pledgor indicating the items of Collateral to be released so long as, after such release, no Collateral Event of Default shall have occurred.

         (f) On the Settlement Date for each Tranche, unless (i) Pledgor shall have otherwise effected the deliveries required by Section 2.03(a) of the Stock Purchase Agreement for such Tranche or shall have delivered the Cash Settlement Amount for such Tranche to Secured Party in lieu of shares of Common Stock in accordance with Section 2.04 of the Stock Purchase Agreement on the Settlement Date for such Tranche or (ii) the shares of Common Stock then held by the Collateral Agent hereunder are not Free Stock, the Collateral Agent shall deliver (and Pledgor hereby irrevocably instructs the Collateral Agent to deliver, in complete or partial, as the case may be, satisfaction of Pledgor's obligations to deliver shares of Common Stock to an affiliate of Secured Party designated by Secured Party on the Settlement Date for such Tranche pursuant to the Stock Purchase Agreement) to an affiliate of Secured Party designated by Secured Party shares of Common Stock that are Free Stock then held by the Collateral Agent hereunder representing the number of shares of Common Stock required to be delivered with respect to such Tranche under the Stock Purchase Agreement on the Settlement Date for such Tranche. Upon any such delivery, such affiliate of Secured Party shall hold such shares of Common Stock absolutely and free from any claim or right whatsoever (including, without limitation, any claim or right of Pledgor).

         (g) The Collateral Agent may at any time or from time to time, in its sole discretion, cause any or all of the Collateral that is registered in the name of Pledgor or Pledgor's nominee to be transferred of record into the name of the Collateral Agent or Pledgor's nominee. Pledgor shall promptly give to the Collateral Agent copies of any notices or other communications received by Pledgor with respect to Collateral that is registered, or held through a securities intermediary, in the name of Pledgor or Pledgor's nominee and the Collateral Agent shall promptly give to Pledgor copies of notices and communications received by the Collateral Agent, in accordance with the Collateral Agent's customary procedures, with respect to Collateral that is registered, or held through a securities intermediary, in the name of the Collateral Agent or its nominee.

         (h) Pledgor agrees that Pledgor shall forthwith upon demand pay to the Collateral Agent:

                  (i) the amount of any taxes that the Collateral Agent or Secured Party may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon, and

                  (ii) the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, that the Collateral Agent or Secured Party may incur in connection with (A) the enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of the Security Interests, (B) the collection, sale or other disposition of any of the Collateral, (C) the exercise by the Collateral Agent of any of the rights conferred upon it hereunder or (D) any Event of Default.

                  Any such amount not paid on demand shall bear interest (computed on the basis of a year of 360 days and payable for the actual number of days elapsed) at a rate per annum equal to 2% plus the rate announced from time to time by JPMorgan Chase Bank as its prime rate.

         (i) Pledgor may at any time, so long as no Acceleration Event has occurred and is continuing, substitute Government Securities for all (but not less than all) of the Collateral consisting of Common Stock (the "Share Collateral") on the terms set forth below:

                  (i) At least fifteen Business Days prior to the date of any such substitution, Pledgor shall notify Secured Party in writing that Pledgor intends to effect such substitution;

                  (ii) Pledgor shall deliver to Secured Party, in a manner reasonably acceptable to Secured Party, Government Securities having a value (as determined by the Calculation Agent) at least equal to 150% of the Market Value of the Maximum Deliverable Number of shares of Common Stock on the date of such delivery;

                  (iii) Pledgor shall take all such other actions as Secured Party may reasonably require to create for the benefit of Secured Party a valid and perfected security interest in such Government Securities, in respect of which Secured Party will have Control, subject to no prior Lien; and

                  (iv) Pledgor shall make mark to market deliveries of additional Government Securities on a daily basis, and upon the request of Pledgor, Secured Party shall release Government Securities previously pledged, so that the value (as determined by the Calculation Agent) of the Government Securities pledged is at all times at least equal to 150% of the Market Value of the Maximum Deliverable Number of shares of Common Stock at such time, in each case, pursuant to terms mutually acceptable to Secured Party and Pledgor.

         SECTION 7. Income and Voting Rights in Collateral. (a) The Collateral Agent shall have the right to receive and retain as Collateral hereunder (i) all proceeds (other than Ordinary Dividends or interest ("Dividend Proceeds")) of the Collateral and (ii) upon the occurrence and during the continuance of an Event of Default, all proceeds of the Collateral, including without limitation all Dividend Proceeds, and Pledgor shall take all such action as the Collateral Agent shall deem necessary or appropriate to give effect to such right. All such proceeds (other than Dividend Proceeds received prior to the occurrence of an Event of Default) and other payments and distributions that are received by Pledgor shall be received in trust for the benefit of the Collateral Agent and Secured Party and, if the Collateral Agent so directs (but only, in the case of Dividend Proceeds, upon the occurrence and during the continuance of an Event of Default), shall be segregated from other funds of Pledgor and shall, forthwith upon demand by the Collateral Agent (but only, in the case of Dividend Proceeds, during the continuance of an Event of Default), be paid over to the Collateral Agent as Collateral in the same form as received (with any necessary endorsement). After all Events of Default have been cured, the Collateral Agent's right to retain Dividend Proceeds under this
Section 7(a) shall cease and the Collateral Agent shall pay over to Pledgor any such Collateral consisting of Dividend Proceeds retained by it during the continuance of any such Event of Default.

         (b) Notwithstanding Section 7(a), upon receipt of any Extraordinary Dividend, the Collateral Agent shall deliver (and Pledgor hereby irrevocably instructs the Collateral Agent to deliver in satisfaction of Pledgor's obligation to pay or deliver the cash and/or other property distributed in such Extraordinary Dividend to Secured Party pursuant to Section 6.01(a)(B) of the Stock Purchase Agreement) to Secured Party the cash and/or other property distributed in such Extraordinary Dividend.

         (c) Unless an Event of Default shall have occurred and be continuing, Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral (other than any Collateral that has been rehypothecated by the Collateral Agent), and the Collateral Agent shall, upon receiving a written request from Pledgor accompanied by a certificate of an Authorized Officer of Pledgor stating that no Event of Default shall have occurred and be continuing, deliver to Pledgor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Collateral that is registered, or held through a securities intermediary, in the name of the Collateral Agent or its nominee as shall be specified in such request and shall be in form and substance satisfactory to the Collateral Agent.

         (d) If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right, to the extent permitted by law, and Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Collateral with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof.

         SECTION 8. Remedies upon Events of Default. (a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of Secured Party all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, shall: (i) deliver all Collateral consisting of shares of Common Stock that are Free Stock (but not in excess of the number thereof deliverable with respect to all Tranches that have been accelerated under the Stock Purchase Agreement at such time) to an affiliate of Secured Party designated by Secured Party on the date of each Acceleration Amount Notice for such Tranches relating to such Event of Default (the "Default Settlement Date") in satisfaction of Pledgor's obligations to deliver Free Stock for such Tranches under the Stock Purchase Agreement, whereupon such affiliate shall hold such shares of Common Stock absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Pledgor has or may have under any law now existing or hereafter adopted; and (ii) if such delivery shall be insufficient to satisfy in full all of the obligations of Pledgor with respect to all Tranches that have been accelerated under the Stock Purchase Agreement or hereunder, sell all of the remaining Collateral, or such lesser portion thereof as may be necessary to generate proceeds sufficient to satisfy in full all of the obligations of Pledgor with respect to all Tranches that have been accelerated under the Stock Purchase Agreement or hereunder, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem satisfactory. Pledgor covenants and agrees that Pledgor will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the buyer thereof the Collateral so sold. Each buyer at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Pledgor has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 9-611 of the UCC shall
(1) in case of a public sale, state the time and place fixed for such sale,
(2) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the buyer thereof, but the Collateral Agent shall not incur any liability in case of the failure of such buyer to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

         (b) Pledgor hereby irrevocably appoints the Collateral Agent Pledgor's true and lawful attorney, with full power of substitution, in the name of Pledgor, the Collateral Agent or Secured Party or otherwise, for the sole use and benefit of the Collateral Agent and Secured Party, but at the expense of Pledgor, to the extent permitted by law, to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

                  (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

                  (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

                  (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof (including, without limitation, the giving of instructions and entitlement orders in respect thereof), and

                  (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Collateral Agent shall give Pledgor not less than one day's prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral that threatens to decline speedily in value, including, without limitation, equity securities, or is of a type customarily sold on a recognized market. The Collateral Agent and Pledgor agree that such notice constitutes "reasonable authenticated notification" within the meaning of Section 9-611 of the UCC.

         (c) Upon any delivery or sale of all or any part of any Collateral made either under the power of delivery or sale given hereunder or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Agreement, the Collateral Agent is hereby irrevocably appointed the true and lawful attorney of Pledgor, in the name and stead of Pledgor, to make all necessary deeds, bills of sale, instruments of assignment, transfer or conveyance of the property, and all instructions and entitlement orders in respect of the property thus delivered or sold. For that purpose the Collateral Agent may execute all such documents, instruments, instructions and entitlement orders. This power of attorney shall be deemed coupled with an interest, and Pledgor hereby ratifies and confirms that which Pledgor's attorney acting under such power, or such attorney's successors or agents, shall lawfully do by virtue of this Agreement. If so requested by the Collateral Agent, by Secured Party or by any buyer of the Collateral or a portion thereof, Pledgor shall further ratify and confirm any such delivery or sale by executing and delivering to the Collateral Agent, to Secured Party or to such buyer or buyers at the expense of Pledgor all proper deeds, bills of sale, instruments of assignment, conveyance or transfer, releases, instructions and entitlement orders as may be designated in any such request.

         (d) In the case of an Event of Default, the Collateral Agent may proceed to realize upon the security interest in the Collateral against any one or more of the types of Collateral, at any time, as the Collateral Agent shall determine in its sole discretion subject to the foregoing provisions of this Section 8. The proceeds of any sale of, or other realization upon, or other receipt from, any of the Collateral shall be applied by the Collateral Agent in the following order of priorities:

         first, to the payment to the Collateral Agent of the expenses of such sale or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, including brokerage fees in connection with the sale by the Collateral Agent of any Collateral;

         second, to the payment to Secured Party of an amount equal to sum of the Market Values of the number of shares of Common Stock on the respective Acceleration Date for each Tranche that has been accelerated under the Stock Purchase Agreement equal, in the case of each such Tranche, to (i) the number of shares of Common Stock required to be delivered on the Default Settlement Date for such Tranche under Section 7.01 of the Stock Purchase Agreement without giving effect to the proviso in such Section 7.01 minus (ii) the number of shares of Common Stock delivered on the Default Settlement Date for such Tranche by the Collateral Agent to Secured Party as described in Section 8(a); and

         finally, if all of the obligations of Pledgor hereunder and for each Tranche under the Stock Purchase Agreement have been fully discharged or sufficient funds have been set aside by the Collateral Agent at the request of Pledgor for the discharge thereof, any remaining proceeds shall be released to Pledgor.

         (e) Pledgor recognizes that Secured Party may not choose to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained (x) in the Securities Act of 1933, as amended, as now or hereafter in effect, or (y) in applicable Blue Sky or other state securities laws, as now or hereafter in effect, and may resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Collateral were sold at public sales, and that Secured Party has no obligation to delay sale of any such Collateral for the period of time necessary to permit the issuer of such Collateral, even if such issuer would agree, to register such Collateral for public sale under such applicable securities laws. The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

         SECTION 9. The Collateral Agent. (a) Secured Party hereby irrevocably appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Collateral Agent by the terms hereof, together with all such powers as are reasonably incidental thereto.

         (b) The obligations of the Collateral Agent hereunder are only those expressly set forth in this Agreement.

         (c) The Collateral Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         (d) Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with this Agreement (1) with the consent or at the request of Secured Party or (2) in the absence of its own gross negligence or willful misconduct. The Collateral Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         (e) Pledgor shall indemnify the Collateral Agent against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Collateral Agent's gross negligence or willful misconduct) that the Collateral Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Collateral Agent hereunder.

         (f) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent, bailee, clearing corporation or securities intermediary or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent, bailee, clearing corporation or securities intermediary selected by the Collateral Agent in good faith (or selected by an agent, bailee, clearing corporation or securities intermediary so selected by the Collateral Agent or by any agent, bailee, clearing corporation or securities intermediary selected in accordance with this parenthetical phrase).

         (g) Any corporation or association into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its agency business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall, subject to the prior written consent of Secured Party, be and become a successor Collateral Agent hereunder and vested with all of the title to the Collateral and all of the powers, discretions, immunities, privileges and other matters as was its predecessor without, except as provided above, the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 10. Miscellaneous. (a) Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements herein contained by or on behalf of Pledgor and the Collateral Agent shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of Secured Party and its successors and assigns.

         (b) To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

         (c) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Pledgor, the Collateral Agent and Secured Party or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         (d) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard forms of telecommunication. Notices to Pledgor shall be directed to Pledgor at 35 East 62nd Street, New York, NY, 10021, Telecopy No. 212-572- 5965, Attention: Chief Financial Officer; notices to the Collateral Agent or Secured Party shall be directed to it at JPMorgan Chase Bank, 277 Park Avenue - 11th Floor, New York, NY 10172, Attention:
EDG Corporate Marketing (Ross Gray), Telephone: (212) 622-5730, Telecopy:
(212) 622-0105, with a copy to JPMorgan Chase Bank, 500 Stanton Christiana Road, Newark, DE 19713-2107, Attention: Collateral Ops, 3 OPS 2, Telephone:
(302) 634-3158, Telecopy: (302) 634-3208.

         (e) This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New York (without reference to choice of law doctrine); provided that as to Pledged Items located in any jurisdiction other than the State of New York, the Collateral Agent on behalf of Secured Party shall have, in addition to any rights under the laws of the State of New York, all of the rights to which a secured party is entitled under the laws of such other jurisdiction. The parties hereto hereby agree that the Collateral Agent's jurisdiction, within the meaning of Section 8-110(e) of the UCC, insofar as it acts as a securities intermediary hereunder or in respect hereof, is the State of New York.

         (f) Each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the Federal and state courts located in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         (g) Each party hereby irrevocably and unconditionally waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

         (h) This Agreement may be executed, acknowledged and delivered in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.

         SECTION 11. Set-off. The parties hereto acknowledge and agree that each of them may elect to set-off any or all of its obligations to the other party under any agreement between the parties against any or all of its rights to obtain performance from such other party under any other agreement between such parties.

         SECTION 12. Termination of Pledge Agreement. This Agreement and the rights hereby granted by Pledgor in the Collateral shall cease, terminate and be void upon fulfillment of all of the obligations of Pledgor for each Tranche under the Stock Purchase Agreement and hereunder. Any Collateral remaining at the time of such termination shall be fully released and discharged from the Security Interests and delivered to Pledgor by the Collateral Agent, all at the request and expense of Pledgor.

         SECTION 13. Assignment. Neither Secured Party nor Pledgor may assign its rights or delegate its obligations under this Agreement, except with the prior written consent of the other parties hereto, and any purported assignment or delegation without such prior written consent shall be void and of no effect; provided that, notwithstanding any other provision of this Agreement or the Stock Purchase Agreement to the contrary requiring Secured Party to purchase, sell, receive or deliver any shares of Common Stock or other securities to or from Pledgor, Secured Party may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities or otherwise to perform Secured Party's obligations in respect of the transactions contemplated hereunder and under the Stock Purchase Agreement and any such designee may assume such obligations, and Secured Party shall be discharged of its obligations to Pledgor to the extent of any such performance.


         IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.

                                            PLEDGOR:

                                            GSB INVESTMENTS CORP.


                                         By: /s/ Todd J. Slotkin
                                            -----------------------------------
                                            Name:  Todd J. Slotkin
                                            Title: Executive Vice President
                                                   and Chief Financial Officer


                                            COLLATERAL AGENT:

                                            JPMORGAN CHASE BANK, as Collateral
                                            Agent


                                            By: /s/ Demetrios G. Xistris
                                               --------------------------------
                                               Name:  Demetrios G. Xistris
                                               Title: Vice President and
                                                      Assistant General
                                                      Counsel



                                            SECURED PARTY:

                                            JPMORGAN CHASE BANK


                                            By: /s/ Demetrios G. Xistris
                                               --------------------------------
                                               Name:  Demetrios G. Xistris
                                               Title: Vice President and
                                                      Assistant General
                                                      Counsel



                                                                  Exhibit A

     (a) The execution and delivery of this Agreement and the Stock Purchase Agreement and the performance by Seller of Seller's obligations hereunder and thereunder do not constitute a violation of, or result in a breach or default under, any agreement or instrument listed on a schedule to such opinion.



                                                                  Exhibit B


                   CERTIFICATE FOR ADDITIONAL COLLATERAL

         The undersigned, an officer of GSB Investments Corp. ("Pledgor"), hereby certifies, pursuant to Section 6(b) of the Pledge Agreement, dated as of November 14, 2001, among Pledgor, JPMorgan Chase Bank, as Collateral Agent, and JPMorgan Chase Bank, as Secured Party (the "Pledge Agreement"; terms defined in the Pledge Agreement being used herein as defined therein), that:

           1. Pledgor is delivering, or causing to be delivered in accordance with Section 6(c) of the Pledge Agreement, the following securities (or security entitlements in respect thereof) to the Collateral Agent to be held by the Collateral Agent as additional Collateral (the "Additional Collateral"):

           2. Pledgor hereby represents and warrants to the Collateral Agent that the Additional Collateral is Eligible Collateral and that the representations and warranties contained in Sections 3(a), 3(b), 3(c) and 3(d) of the Pledge Agreement are true and correct with respect to the Additional Collateral on and as of the date hereof.

         This Certificate may be relied upon by Secured Party as fully and to the same extent as if this Certificate had been specifically addressed to Secured Party.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this [___] day of [__________, ___].




                                            By:
                                               --------------------------------
                                                Name:
                                                Title:



                                                                   Exhibit C
List of Locations pursuant to Section 3(g):

Delaware



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                                                         CROSS-REFERENCE TARGET LIST

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
ARTICLE/SECTION    TARGET NAME    ARTICLE/SECTION    TARGET NAME   ARTICLE/SECTION    TARGET NAME   ARTICLE/SECTION   TARGET NAME
==============================    ==============================   ==============================   =============================


1(a).......................1a
----
1(b)......................001
----
1(c)......................002
----
1(e)......................016
----
3(a)......................003
----
3(b)......................004
----
3(c)......................005
----
3(d)......................006
----
3(g)......................018
----

4(e)............liens.pledges
----

5.........................007
-
5(a)......................008
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6.......................sec.6
-
6(a).......................6a
----
6(b).......................6b
----
6(c).......................6c
----
6(c)(i)...................009
-------
6(c)(ii)..................010
--------
6(c)(iii).................011
---------
6(d).......................6d
----
6(e).......................6e
----
6(f).......................6f
----
6(g).......................6g
----
6(h).......................6h
----
6(h)(i).............amt.taxes
-------
6(h)(ii).............out.pock
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7.......................sec.7
-
7(a)......................012
----

8.........................013
-
8(a)......................014
----

9.........................015
-
10(a).....................017
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12..............term.pldg.agt
--
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